Exhibit 99.1
ASCENT MEDIA CORPORATION ANNOUNCES THE CLOSING OF THE SALE OF THE CONTENT DISTRIBUTION BUSINESS
Englewood, CO — February 28, 2011 — Pursuant to a definitive agreement dated December 2, 2010, Ascent Media Corporation (“Ascent” or the “Company”) (Nasdaq: ASCMA) today announced the closing of the sale of Ascent’s Content Distribution business to Encompass Digital Media, Inc.
Moelis & Co. served as the Company’s financial advisor and Baker Botts served as legal advisor in connection with the transaction.
About Ascent Media Corporation
Ascent Media Corporation is a holding company and owns 100 percent of its operating subsidiaries, which include Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC (“AMG”).
About Encompass Digital Media, Inc.
Encompass, a leader in digital media services, owns and operates two of the largest, independent broadcast facilities in the U.S. in Los Angeles and Atlanta. Total media solutions include network origination; cable neighborhood platforms; centralcasting; disaster recovery; satellite and fiber transmissions (full time and occasional use); a fleet of satellite uplink trucks; digital media encoding services; digital file transfers via satellite, fiber and IP; emergency communications; governmental SATCOM; production studios; and video production services.
Contact:
Erica Bartsch
Sloane & Company
ebartsch@sloanepr.com
212-446-1875